Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of OurPet’s Company (the Company) on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, being the Chairman, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act Of 2002, that:

(1)	I have reviewed this Report on Form 10-KSB for the year ended December 31, 2007 of OurPet’s Company.

(2)	This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(3)	The financial statements, and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this Report.

/S/ STEVEN TSENGAS
BY STEVEN TSENGAS Chairman of the Board, President and Chief Executive Officer

Dated: March 28, 2008

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained in that statute, and not for any other purpose. A signed original of this written statement required by Section 906 has been provided to OurPet’s Company and will be retained by OurPet’s Company and furnished to the Securities and Exchange Commission or its staff upon request.

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